JOHN HANCOCK DECLARATION TRUST

           Instrument Changing Names of Series of Shares of the Trust

         The Trustees of John Hancock Declaration Trust (the "Trust"), hereby amend the Trust's Declaration of Trust dated November 15, 1995, to the extent necessary to reflect the change of the name of John Hancock V.A. Emerging Equities Fund to John Hancock V.A. Emerging Growth Fund, John Hancock V.A. Diversified Core Equity Fund to John Hancock V.A. Independence Equity Fund and John Hancock V.A. Global Income Fund to John Hancock V.A. World Bond Fund, effective July 1, 1996.

         IN WITNESS WHEREOF, the Trustees of the Trust have executed this Instrument on the 21st day of May, 1996.


/s/Edward J. Boudreau, Jr.                            /s/William F. Glavin
--------------------------                            --------------------------
Edward J. Boudreau, Jr.                               William F. Glavin

/s/Dennis S. Aronowitz                                /s/Anne C. Hodsdon
--------------------------                            --------------------------
Dennis S. Aronowitz                                   Anne C. Hodsdon

/s/Richard P. Chapman, Jr.
--------------------------                            --------------------------
Richard P. Chapman, Jr.                               John A. Moore

/s/William J. Cosgrove                                /s/Patti McGill Peterson
--------------------------                            --------------------------
William J. Cosgrove                                   Patti McGill Peterson

/s/Douglas M. Costle                                  /s/John W. Pratt
--------------------------                            --------------------------
Douglas M. Costle                                     John W. Pratt

/s/Leland O. Erdahl                                   /s/Richard S. Scipione
--------------------------                            --------------------------
Leland O. Erdahl                                      Richard S. Scipione

/s/Richard A. Farrell                                 /s/Edward J. Spellman
--------------------------                            --------------------------
Richard A. Farrell                                    Edward J. Spellman

/s/Gail D. Fosler
--------------------------
Gail D. Fosler




         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

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COMMONWEALTH OF MASSACHUSETTS  )
                               )ss
COUNTY OF SUFFOLK              )



         Then personally appeared the above-named Edward J. Boudreau, Jr., Dennis S. Aronowitz, Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, Patti McGill Peterson, John W. Pratt, Richard S. Scipione, and Edward J. Spellman, who each acknowledged the foregoing instrument to be his or her free act and deed, before me, this 21st day of May 1996.


                                        /s/ Carmen M. Pelissier
                                        -----------------------
                                        Notary Public

                                        My commission expires: July 28, 2000